Vehicle Usage Agreement

Party A:                                   (hereinafter referred to as Party A)

Party B:                                    (hereinafter referred to as Party B)

Party A and Party B have reached the following agreement on matters of personal usage of vehicles:

I. Party A's rights and responsibilities

1,	Party A uses the front incentive approach purchasing a vehicle under the name of Party B (including using Party B’s name for registration, applying for a license, applying for a loan):

*Car purchase contract number:  ___________。

*Car loan contract number:  ___________。

* Vehicle model:  ___________。

* Vehicle registration certificate number: ___________。

* License plate number: ___________。

* Vehicle permit number: ___________。

* Date of purchase: ___________。

* Purchase price: RMB__________________yuan；

(Including: the amount of down payment in RMB：_____________；

monthly repayment (RMB): _____________
loan term: _____________）。

*insurance cost: RMB: _____________________。

* Other costs: RMB: _____________________。

*Total: RMB: _____________________。

2.	Party A pays the down payment of the vehicles and the insurance, vehicle/boat tax, maintenance fee as required by laws in the agreement term, which should be all paid by the owner of the vehicle.

3.	Party B must meet the following conditions in order to receive the benefits of the full monthly payment and related expenses from Party A:

a, The existence of employment between two parties; and

b, Party B meets Party A’s requirements of performance evaluation standards or business indicators (see details of the evaluation rules and performance responsibilities).

4,
During the term of the agreement, for whatever reason both parties terminate the employment or the expiry of the agreement, in accordance with 5th term of Article II under the agreement, Party B returns the vehicle and changes the vehicle registration to Party A or any third party designated by Party A. Party A shall be responsible for continuing the payment for the vehicle to repay above-mentioned bank loans, or repaying the remaining of the loans in lump sum to terminate the incentive agreement.

5,	The vehicle maintenance shall be arranged by Party A and the related costs shall be paid by Party A.

6,
Both parties acknowledge that, despite the vehicle being registered in the name of Party B, Party A always has the vehicle ownership, and Party A has the right without any condition to require Party B at any time to change the vehicle registration to Party A or other third party designated by Party A.

7,
For any vehicle-related obligations or responsibilities that are attributable to Party B (including but not limited to, loss, damages, fines and other related costs), Party A shall bear all such obligations or responsibilities. For such loss or other liability suffered by Party B, Party A should be given timely and adequate compensation to Party B.

II. Party B's rights and responsibilities
1,
Party B agrees that Party A uses the front incentive approach purchasing a vehicle under the name of Party B (including using Party B’s name for registration, applying for a license, applying for a loan).

2,
During the existence of employment between two parties, Party B has the right to use the vehicle and the usage of vehicle is limited to the purposes of work and life. During the term of the agreement, Party B is not unauthorized to sell, lease, loan, guaranty or other disposition behavior of the vehicle on its behalf, otherwise Party A has the right to terminate Party B’s usage right of the vehicle and recover the purchase cost and bank interest paid by Party A from Party B and 20% of the total related expenses paid by Party A as the liquidated damages in accordance with the agreement and has the right to pursue other legal responsibility.

3,
In the course of the vehicle usage, any obligations or liabilities occurred due to the usage of Party B or its breach of the relevant regulations or other reasons attributable to Party B (including but not limited to fuel costs, losses, damages, fines and other related costs) shall be borne by Party B; except when Party A deploys the vehicles and the fault occurs when Party B was not the driver.

4,
During the term of the agreement, if Party B seriously violates Party A’s company system and causes Party A’s serious economic losses or negative effect, Party A has the right to recover the vehicle and related costs shall be borne by Party B, such as the vehicle ownership transfer fees and taxes and Party A has the right to pursue damages or other legal liabilities of Party B.

5,
During the term of the agreement, for whatever reason both parties terminate the employment or the expiry of the agreement, Party B shall be in accordance with the requirements of Party A to terminate the use of the vehicle and return the vehicle to the location designated by Party A, and within a specified period, without any conditions Party A changes the vehicle registration to Party A or other third party designated by Party A.  Any costs associated with the change of vehicle registration shall be borne by Party [   ].

6.
If Party B refuses to perform the above-mentioned obligations, within 10 days after the expiration of the designated period of Party A that Party B still has not returned the vehicle and changed the vehicle registration, Party A shall have the right to recover the purchase cost and bank interest paid by Party A from Party B, and all the related expenses paid by Party A as the liquidated damages in accordance with the agreement and has the right to pursue other legal responsibility of Party B, at the same time Party B should continue to bear the obligations in relation to the above-mentioned vehicle-related bank repayments.

III. The agreement becomes effective after signed by both parties and the term of the agreement is ten (10) years.

IV. The agreement contains two copies and both parties have one copy each of the same effect.

Party A:	Party B:
Signature:	Signature:
200 Month date	200 Month date